UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 September 10, 2002
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)
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ITEM 9.  Regulation FD

Mid America Apartment Communities, Inc. (MAA)
H. Eric Bolton, Jr. Elected Chairman

Memphis, TN September 10, 2002. Mid-America Apartment  Communities,  Inc. (NYSE:
MAA) announced that at its regularly scheduled meeting, the Board of Directors elected its CEO, H. Eric Bolton, Jr., as Chairman of the Board effective September 9, 2002, succeeding George E. Cates, who is retiring as Chairman of the Board and will remain a director. This unanimous election culminated the formal succession plan first endorsed by the Board in 1997, which is now implemented fully.

During Cates' term as Chairman, since MAA's initial public offering in 1994, the compounded annual overall market return to shareholders has been 12.6% annually. The company's portfolio of 33,923 apartment units has earned more independent, third party recognition for excellence than that of any other apartment REIT. Open Arms, providing fine apartment homes for families in medical crisis, was recognized as the real estate industry's best corporate charity during his tenure as Chairman.

For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., suite 300, Memphis, TN 38138.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchnage Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  September 10, 2002            /s/Simon R.C. Wadsworth
                                    Simon R.C. Wadsworth
                                    Executive Vice President
                                    (Principal Financial and Accounting Officer)